CREASON
& ASSOCIATES, P.L.L.C.
Certified Public Accountants

7170 S. Braden Ave., Suite 100 • Tulsa, OK 74136-6333 • PHONE: (918) 481-5355 • FAX: (918) 481-5771

October 15, 2012

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N.W.
Washington, DC 20549

RE: Chanticleer Holdings, Inc.

Commission File Number: 000-29507

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Chanticleer Holdings, Inc. in Item 4.01 of its Form 8-K dated October 15, 2012, captioned "Change in Regristrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Creason & Associates, P.L.L.C.

Creason & Associates, PLLC